Exhibit 10.3

UNITED STATES ENVIRONMENTAL PROTECTION AGENCY

WASHINGTON, D.C. 20460

March 28, 2016

ASSISTANT ADMINISTRATOR

FOR ENFORCEMENT AND

COMPLIANCE ASSURANCE

Timothy K. Webster

Sidley Austin LLP

1501 K Street NW

Washington, DC 20005

Thomas L. Campbell, Esq.

ServiceMaster Global Holdings, Inc.

860 Ridge Lake Boulevard

Memphis, TN 38120

Re: Methyl Bromide applications in U.S. Virgin Islands

Dear Sirs:

Based on the recitation of facts and circumstances contained in the Plea Agreement signed by the United States and by Terminix International Company Limited Partnership (Terminix LP)  and Terminix International USVI, LLC (Terminix USVI),  and any related corporate entities (the “Defendants”)1 related to the incident arising from the application of methyl bromide on or about March 18, 2015 in St. John,  U.S. Virgin Islands and other methyl bromide applications in the U.S. Virgin Islands (“Plea Agreement”), and providing that the Defendants abide by all conditions of the Plea Agreement, the United States Environmental Protection Agency (EPA) has no intention to initiate any administrative enforcement action against the Defendants -- or refer to the Department of Justice any civil enforcement action against the Defendants -- pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Air Act or the Federal Insecticide, Fungicide, and Rodenticide Act based on those facts and circumstances.

If the Plea Agreement changes, the revised Plea Agreement acceptable to the United States and the Defendants shall be provided to EPA.  This letter will remain in place unless, within three business days after receiving the revised Plea Agreement, EPA notifies Terminix LP, Terminix USVI, and you in writing that because of material changes made to the Plea Agreement, EPA is withdrawing this letter.

Sincerely,

/s/ Cynthia Giles

Cynthia Giles

Assistant Administrator

________________________

1 The Plea Agreement means the Plea Agreement executed by Terminix LP and Terminix USVI as of this date.